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                                                        EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements (i) Form S-8 (No. 33-52148) pertaining to the Ultramar Diamond Shamrock Corporation 1992 Long-Term Incentive Plan, (ii) Form S-8 (No. 33-62894) pertaining to the Ultramar Diamond Shamrock Corporation Restricted Share Plan for Directors, (iii) Form S-8 (No. 333-19131) pertaining to the Diamond Shamrock Inc. 1987 Long-Term Incentive Plan and the Diamond Shamrock Inc. Long-Term Incentive Plan, (iv) Form S-3 (No. 33-74162) pertaining to the Ultramar Diamond Shamrock Corporation Stock Purchase and Dividend Reinvestment Plan, and (v) Form S-3 (No. 33-82662) pertaining to the registration of $200,000,000 of debt securities of our report dated February 7, 1997 with respect to the consolidated financial statements and schedule of Ultramar Diamond Shamrock Corporation (formerly Ultramar Corporation) included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                        /s/ ERNST & YOUNG LLP

San Antonio, Texas
March 25, 1997